Exhibit 23.a


  INDEPENDENT AUDITORS CONSENT


  We consent to the incorporation by reference in this Registration
  Statement of Eagle Food Centers, Inc. on Form S-8, relating to 1,000,000 shares of Common Stock issuable under the Eagle Food Centers, Inc. 401(k) Plan, of our report dated March 22, 1996, appearing in the Annual Report on Form 10-K of Eagle Food Centers, Inc. for the year ended February 3,
  1996.



  Davenport, Iowa
  June 11, 1996